UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 20, 2015

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated July 20, 2015, regarding its financial results for the periods ended June 30, 2015, including consolidated financial statements for the periods ended June 30, 2015, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Martin Schroeter’s second quarter earnings presentation on July 20, 2015, as well as certain reconciliation and other information (“Non-GAAP Supplemental Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Schroeter’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 20, 2015

	By:	/s/ Stanley J. Sutula III

Stanley J. Sutula III
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2015 SECOND-QUARTER RESULTS

Second-Quarter 2015:

•                 Diluted EPS from continuing operations:

•      Operating (non-GAAP): $3.84, down 13 percent;

•      GAAP: $3.58, down 15 percent year-to-year;

•      Net income from continuing operations:

•      Operating (non-GAAP): $3.8 billion, down 15 percent;

•      GAAP: $3.5 billion, down 17 percent;

•      Gross profit margin from continuing operations:

•      Operating (non-GAAP): 50.9 percent, up 20 basis points;

•      GAAP: 49.9 percent, down 20 basis points;

•      Revenue from continuing operations: $20.8 billion:

•                 Down 1 percent year-to-year adjusting for currency and the divested System x business (9 points and 4 points, respectively); down 13 percent as reported;

•                 Strategic imperatives revenue up more than 30 percent adjusting for currency and the divested System x business; up more than 20 percent as reported;

•                 Cloud revenue up more than 70 percent adjusting for currency and divested businesses; up more than 50 percent as reported;

•                 For cloud delivered as a service, annual run rate of $4.5 billion compared to $2.8 billion in the second quarter of 2014;

•                 Business analytics revenue up more than 20 percent adjusting for currency; up more than 10 percent as reported.

First Half 2015:

•      Revenue from continuing operations: $40.4 billion:

•                 Flat year-to-year adjusting for currency and divested businesses (8 points and 4 points, respectively); down 13 percent as reported;

•                 Strategic imperatives revenue up more than 30 percent adjusting for currency and divested businesses; up more than 20 percent as reported;

•                 Cloud revenue up more than 70 percent adjusting for currency and divested businesses; up more than 50 percent as reported;

•                 Business analytics revenue up more than 20 percent adjusting for currency; up more than 10 percent as reported;

•      Services backlog of $122 billion, up more than 1 percent adjusting for currency;

•      Free cash flow of $4.5 billion, up $0.8 billion year-to-year;

•      Total shareholder return of $4.7 billion: dividends of $2.4 billion and gross share repurchases of $2.3 billion.

Full-Year Expectations:

•      Maintains operating (non-GAAP) EPS of $15.75 to $16.50;

•      Now expects modest increase in free cash flow year-to-year.

ARMONK, N.Y., July 20, 2015 . . . IBM (NYSE: IBM) today announced second-quarter 2015 diluted earnings from continuing operations of $3.58 per share, down 15 percent year-to-year.  Operating (non-GAAP) diluted earnings from continuing operations were $3.84 per share, compared with operating diluted earnings of $4.43 per share in the second quarter of 2014, a decrease of 13 percent.

Second-quarter net income from continuing operations was $3.5 billion compared with $4.3 billion in the second quarter of 2014, a decrease of 17 percent.  Operating (non-GAAP) net income was $3.8 billion compared with $4.5 billion in the second quarter of 2014, a decrease of 15 percent, significantly impacted by currency, an increase in workforce rebalancing charges, and a year-earlier gain from the divestiture of the customer care outsourcing business.

For the second-quarter of 2015, IBM reported consolidated net income of $3.4 billion or $3.50 of diluted earnings per share, including operating net losses in discontinued operations related to the Microelectronics business.

Total revenues from continuing operations for the second quarter of 2015 of $20.8 billion were down 13 percent (down 1 percent, adjusting for currency and the divested System x business) from the second quarter of 2014.

“Our results for the first half of 2015 demonstrate that we continue to transform our business to higher value and return value to shareholders.  We expanded margins, continued to innovate across our portfolio and delivered strong growth in our strategic imperatives of cloud, analytics and engagement, which are becoming a significant part of our business,” said Ginni Rometty, IBM chairman, president and chief executive officer.

Second-Quarter GAAP — Operating (non-GAAP) Reconciliation

Second-quarter operating (non-GAAP) diluted earnings exclude $0.26 per share of charges: $0.14 per share for the amortization of purchased intangible assets and other acquisition-related charges, and $0.12 per share for non-operating retirement-related charges driven by changes to plan assets and liabilities primarily related to past market performance.

Full-Year 2015 Expectations

IBM expects full-year 2015 GAAP diluted earnings per share of $14.25 to $15.00, and operating (non-GAAP) diluted earnings per share of $15.75 to $16.50.  IBM now expects a modest increase in free cash flow, improved from its prior expectation of flat year-to-year performance.  The 2015 operating (non-GAAP) earnings expectation excludes $1.50 per share of charges for amortization of purchased intangible assets, other acquisition-related charges and retirement-related charges.

Strategic Imperatives

Revenues from the company’s strategic imperatives -— cloud, analytics, and engagement -— increased more than 20 percent year-to-date (more than 30 percent adjusting for currency and the divested System x business).  Total cloud revenues increased more than 50 percent (more than 70 percent adjusting for currency and the divested System x business) year-to-date, and is $8.7 billion over the last 12 months, adjusted for the divested System x business.  The annual run rate for cloud delivered as a service — a subset of the total cloud revenue — increased to $4.5 billion from $2.8 billion in the second quarter of 2014.  Revenues from business analytics increased more than 10 percent (more than 20 percent adjusting for currency) year-to-date. Revenues from mobile more than quadrupled, and social revenues increased more than 30 percent (more than 40 percent adjusting for currency), both year-to-date.

Geographic Regions

The Americas’ second-quarter revenues were $9.8 billion, a decrease of 8 percent (down 2 percent adjusting for currency and the divested System x business) from the 2014 period.  Revenues from Europe/Middle East/Africa were $6.6 billion, down 17 percent (up 1 percent adjusting for currency and the divested System x business).  Asia-Pacific revenues decreased 19 percent (down 1 percent adjusting for currency and the divested System x business) to $4.3 billion.  Revenues from the BRIC countries were down 35 percent as reported (down 18 percent adjusting for currency and the divested System x business).  The BRIC performance had a negative two-point impact on IBM’s overall revenue growth rate, adjusting for currency and the divested System x business.

Services

Global Technology Services segment revenues were down 10 percent (up 1 percent adjusting for currency and the divested System x business) to $8.1 billion.  Global Business Services segment revenues were down 12 percent (down 3 percent adjusting for currency) to $4.3 billion.

The estimated services backlog as of June 30 was $122 billion, up more than 1 percent year-to-year adjusting for currency.

Software

Revenues from the Software segment were down 10 percent to $5.8 billion (down 3 percent adjusting for currency) compared with the second quarter of 2014.

Revenues from IBM’s key middleware products, which include WebSphere, Information Management, Tivoli, Workforce Solutions and Rational products, were $4.0 billion, down 7 percent (flat adjusting for currency) year-to-year.  Operating systems revenues of $0.4 billion were down 17 percent (down 9 percent adjusting for currency) year-to-year.

Hardware

Revenues from the Systems Hardware segment totaled $2.1 billion for the quarter, down 32 percent (up 5 percent adjusting for currency and the impact of the divested System x business) year-to-year.

Revenues from z Systems mainframe server products increased 9 percent compared with the year-ago period (up 15 percent adjusting for currency).  Total delivery of z Systems computing power, as measured in MIPS (millions of instructions per second), increased 24 percent.  Revenues from Power Systems were down 1 percent compared with the 2014 period (up 5 percent adjusting for currency).  Revenues from System Storage decreased 10 percent (down 4 percent adjusting for currency).

Financing

Global Financing segment revenues decreased 5 percent (up 7 percent, adjusting for currency) in the second quarter at $0.5 billion.

Gross Profit

The company’s total gross profit margin from continuing operations was 49.9 percent in the 2015 second quarter compared with 50.1 percent in the 2014 second quarter.  Total operating (non-GAAP) gross profit margin from continuing operations was 50.9 percent in the 2015 second quarter compared with 50.7 percent in the 2014 second quarter, with an increase in Hardware and an improving segment mix partially offset by a decline in Services.

Expense

Total expense and other income from continuing operations decreased to $6.2 billion, down 8 percent compared to the prior-year period. Year-to-year results include the impact of currency and the divested System x business, partially offset by higher workforce rebalancing charges and the year-earlier gain from the divestiture of the customer care outsourcing business.  S,G&A expense of $5.2 billion decreased 7 percent year over year.  R,D&E expense of $1.3 billion decreased 4 percent year-to-year; the related expense-to-revenue ratio increased to 6.2 percent compared with 5.7 percent in the year-ago period.  Intellectual property and custom development income decreased to $128 million compared with $191 million a year ago.  Other (income) and expense was income of $301 million compared with prior-year income of $202 million.  Interest expense decreased to $115 million compared with $136 million in the prior year.

Total operating (non-GAAP) expense and other income from continuing operations decreased to $6.0 billion, down 9 percent compared with the prior-year period.  Operating (non-GAAP) S,G&A expense of $5.0 billion decreased 8 percent compared with prior-year expense.  Operating (non-GAAP) R,D&E expense of $1.3 billion decreased 7 percent year-to-year, reflecting the impact of currency and the divested System x business; the related expense-to-revenue ratio increased to 6.2 percent compared with 5.7 percent in the year-ago period.

Pre-Tax Income

Pre-tax income from continuing operations decreased 21 percent to $4.2 billion.  Pre-tax margin from continuing operations decreased 1.9 points to 20.3 percent.  Operating (non-GAAP) pre-tax income from continuing operations decreased 18 percent to $4.6 billion and pre-tax margin was 22.0 percent, down 1.3 points.

***

IBM’s tax rate from continuing operations was 16.5 percent, down 4.0 points year over year; the operating (non-GAAP) tax rate was 17.2 percent, down 3.3 points compared to the year-ago period.

Net income margin from continuing operations decreased 0.7 points to 16.9 percent.  Total operating (non-GAAP) net income margin from continuing operations decreased 0.3 points to 18.2 percent.

The weighted-average number of diluted common shares outstanding in the second-quarter 2015 was 987 million compared with 1,005 million shares in the same period of 2014.  As of June 30, 2015, there were 980 million basic common shares outstanding.

Debt, including Global Financing, totaled $38.7 billion, compared with $40.8 billion at year-end 2014.  From a management segment view, Global Financing debt totaled $26.1 billion versus $29.1 billion at year-end 2014.  The debt-to-equity ratio is 7.0 to 1.  Core (non-global financing) debt totaled $12.6 billion, an increase of $0.9 billion since year-end 2014 and a decrease of $4.5 billion from the second quarter of 2014.  IBM ended the second-quarter 2015 with $8.8 billion of cash on hand.

The company generated free cash flow of $3.4 billion, excluding Global Financing receivables, up $0.4 billion year over year.  The company returned $2.4 billion to shareholders through $1.3 billion in dividends and $1.1 billion of gross share repurchases.  The balance sheet remains strong, and is well positioned to support the business over the long term.

Year-To-Date 2015 Results

Net income from continuing operations for the six months ended June 30, 2015 was $5.9 billion compared with $6.8 billion in the year-ago period, a decrease of 12 percent.  Diluted earnings per share from continuing operations were $6.01, down 9 percent compared to the 2014 period.

Consolidated net income was $5.8 billion compared to $6.5 billion, including operating net losses in discontinued operations related to the Microelectronics business.  Consolidated diluted earnings per share were $5.84 compared to $6.37, down 8 percent year-to-year.  Revenues from continuing operations for the six-month period totaled $40.4 billion, a decrease of 13 percent (flat year to year, adjusting for currency and divested businesses) compared with $46.3 billion for the first six months of 2014.

Operating (non-GAAP) net income from continuing operations for the six months ended June 30, 2015 was $6.7 billion compared with $7.2 billion in the year-ago period, a decrease of 8 percent.  Operating (non-GAAP) diluted earnings per share from continuing operations were $6.75 compared with $7.08 per diluted share for the 2014 period, a decrease of 5 percent.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and client spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers and business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions, alliances and dispositions; risks from legal proceedings; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange

Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results and expectations —

•      presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•      adjusting for free cash flow;

•      adjusting for currency (i.e., at constant currency);

•      adjusting for the divestiture of the System x and the customer care outsourcing businesses.

The rationale for management’s use of non-GAAP measures is included as part of the supplemental materials presented within the second-quarter earnings materials.  These materials are available via a link on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplemental Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  The Webcast may be accessed via a link at http://www.ibm.com/investor/events/earnings/2q15.html.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Percent			Percent
	2015	2014*	Change	2015	2014*	Change
REVENUE
Global Technology Services **	$8,068	$9,010	-10.5%	$15,953	$17,859	-10.7%
Gross profit margin	36.6%	38.9%		37.0%	38.8%
Global Business Services **	4,345	4,938	-12.0%	8,663	9,902	-12.5%
Gross profit margin	27.4%	29.8%		27.4%	29.5%
Software	5,830	6,488	-10.1%	11,028	12,149	-9.2%
Gross profit margin	87.8%	88.8%		87.2%	88.2%
Systems Hardware *	2,058	3,014	-31.7%	3,717	5,157	-27.9%
Gross profit margin	48.2%	39.7%		46.5%	37.4%
Global Financing	478	504	-5.2%	939	1,016	-7.5%
Gross profit margin	44.7%	54.8%		47.1%	50.4%
Other	35	93	-62.3%	102	200	-49.0%
Gross profit margin	-220.2%	-179.7%		-223.1%	-171.1%
TOTAL REVENUE	20,813	24,047	-13.5%	40,403	46,283	-12.7%
GROSS PROFIT	10,390	12,044	-13.7%	19,842	22,671	-12.5%
Gross profit margin	49.9%	50.1%		49.1%	49.0%
EXPENSE AND OTHER INCOME
S,G&A	5,179	5,593	-7.4%	10,541	11,865	-11.2%
Expense to revenue	24.9%	23.3%		26.1%	25.6%
R,D&E	1,300	1,361	-4.5%	2,598	2,763	-6.0%
Expense to revenue	6.2%	5.7%		6.4%	6.0%
Intellectual property and custom development income	(128)	(191)	-32.8%	(301)	(398)	-24.4%
Other (income) and expense	(301)	(202)	48.9%	(444)	(330)	34.8%
Interest expense	115	136	-15.0%	223	240	-7.3%
TOTAL EXPENSE AND OTHER INCOME	6,165	6,696	-7.9%	12,617	14,140	-10.8%
Expense to revenue	29.6%	27.8%		31.2%	30.6%
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,224	5,348	-21.0%	7,225	8,531	-15.3%
Pre-tax margin	20.3%	22.2%		17.9%	18.4%
Provision for income taxes	698	1,096	-36.3%	1,283	1,749	-26.6%
Effective tax rate	16.5%	20.5%		17.8%	20.5%
INCOME FROM CONTINUING OPERATIONS	$3,526	$4,251	-17.1%	$5,942	$6,782	-12.4%
Net margin	16.9%	17.7%		14.7%	14.7%
DISCONTINUED OPERATIONS
Loss from discontinued operations, net of taxes	(77)	(115)		(165)	(261)
NET INCOME	$3,449	$4,137	-16.6%	$5,777	$6,521	-11.4%
EARNINGS PER SHARE OF COMMON STOCK:
Assuming Dilution
Continuing Operations	$3.58	$4.23	-15.4%	$6.01	$6.62	-9.2%
Discontinued Operations	$(0.08)	$(0.11)		$(0.17)	$(0.25)
TOTAL	$3.50	$4.12	-15.0%	$5.84	$6.37	-8.3%
Basic
Continuing Operations	$3.59	$4.25	-15.5%	$6.03	$6.67	-9.6%
Discontinued Operations	$(0.08)	$(0.11)		$(0.17)	$(0.26)
TOTAL	$3.51	$4.14	-15.2%	$5.86	$6.41	-8.6%
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
Assuming Dilution	986.7	1,005.1		989.5	1,023.5
Basic	982.3	999.6		985.2	1,017.4

* Reclassified to reflect discontinued operations presentation.

**Reclassified to conform with 2015 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
	June 30,	December 31,
(Dollars in Millions)	2015	2014
ASSETS:
Current Assets:
Cash and cash equivalents	$8,393	$8,476
Marketable securities	367	0
Notes and accounts receivable - trade (net of allowances of $364 in 2015 and $336 in 2014)	8,632	9,090
Short-term financing receivables (net of allowances of $528 in 2015 and $452 in 2014)	16,888	19,835
Other accounts receivable (net of allowances of $52 in 2015 and $40 in 2014)	2,390	2,906
Inventories, at lower of average cost or market:
Finished goods	364	430
Work in process and raw materials	1,548	1,674
Total inventories	1,912	2,103
Deferred taxes	2,133	2,044
Prepaid expenses and other current assets	4,470	4,967
Total Current Assets	45,186	49,422
Property, plant and equipment	38,639	39,034
Less: Accumulated depreciation	27,936	28,263
Property, plant and equipment - net	10,702	10,771
Long-term financing receivables (net of allowances of $122 in 2015 and $126 in 2014)	10,339	11,109
Prepaid pension assets	3,440	2,160
Deferred taxes	4,211	4,808
Goodwill	30,535	30,556
Intangible assets - net	2,938	3,104
Investments and sundry assets	5,377	5,603
Total Assets	$112,729	$117,532
LIABILITIES:
Current Liabilities:
Taxes	$3,639	$5,084
Short-term debt	5,329	5,731
Accounts payable	5,943	6,864
Compensation and benefits	3,991	4,031
Deferred income	11,332	11,877
Other accrued expenses and liabilities	5,301	6,013
Total Current Liabilities	35,535	39,600
Long-term debt	33,339	35,073
Retirement and nonpension postretirement benefit obligations	17,298	18,261
Deferred income	3,892	3,691
Other liabilities	8,827	8,892
Total Liabilities	98,892	105,518
EQUITY:
IBM Stockholders’ Equity:
Common stock	53,059	52,666
Retained earnings	141,218	137,793
Treasury stock — at cost	(153,162)	(150,715)
Accumulated other comprehensive income/(loss)	(27,432)	(27,875)
Total IBM stockholders’ equity	13,684	11,868
Noncontrolling interests	153	146
Total Equity	13,837	12,014
Total Liabilities and Equity	$112,729	$117,532

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in Millions)	2015	2014	2015	2014
Net Cash from Operating Activities per GAAP:	$3,884	$3,579	$7,494	$6,905
Less: the change in Global Financing (GF) Receivables	(392)	(304)	1,214	1,503
Net Cash from Operating Activities
(Excluding GF Receivables)	4,276	3,883	6,280	5,402
Capital Expenditures, Net	(906)	(909)	(1,830)	(1,796)
Free Cash Flow
(Excluding GF Receivables)	3,369	2,975	4,450	3,606
Acquisitions	(560)	(339)	(708)	(603)
Divestitures	61	17	81	408
Dividends	(1,278)	(1,096)	(2,366)	(2,086)
Share Repurchase	(1,138)	(3,662)	(2,303)	(11,828)
Non-GF Debt	30	1,385	391	5,019
Other (includes GF Receivables, and GF Debt)	(528)	738	739	4,140
Change in Cash, Cash Equivalents and Short-term Marketable Securities	$(43)	$17	$284	$(1,345)

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SECOND-QUARTER 2015
				Pre-tax
				Income/
				(Loss)
	Revenue			Continuing	Pre-tax
(Dollars in Millions)	External	Internal	Total	Operations	Margin
SEGMENTS
Global Technology Services	$8,068	$204	$8,272	$1,248	15.1%
Y-T-Y change	-10.5%	-17.4%	-10.6%	-25.2%
Global Business Services	4,345	130	4,475	656	14.7%
Y-T-Y change	-12.0%	-7.2%	-11.9%	-35.3%
Software	5,830	770	6,600	2,272	34.4%
Y-T-Y change	-10.1%	-10.1%	-10.1%	-15.3%
Systems Hardware	2,058	107	2,165	255	11.8%
Y-T-Y change	-31.7%	-43.6%	-32.4%	26.2%
Global Financing	478	704	1,182	613	51.9%
Y-T-Y change	-5.2%	2.7%	-0.6%	3.5%
TOTAL REPORTABLE SEGMENTS	$20,778	$1,915	$22,693	$5,044	22.2%
Y-T-Y change	-13.3%	-9.6%	-13.0%	-18.1%
Eliminations / Other	35	(1,915)	(1,880)	(819)
TOTAL IBM CONSOLIDATED	$20,813	$0	$20,813	$4,224	20.3%
Y-T-Y change	-13.5%		-13.5%	-21.0%

	SECOND-QUARTER 2014*
				Pre-tax
				Income/
				(Loss)
	Revenue			Continuing	Pre-tax
(Dollars in Millions)	External	Internal	Total	Operations	Margin
SEGMENTS
Global Technology Services **	$9,010	$247	$9,257	$1,669	18.0%
Global Business Services **	4,938	140	5,078	1,013	20.0%
Software	6,488	857	7,345	2,683	36.5%
Systems Hardware *	3,014	190	3,204	202	6.3%
Global Financing	504	685	1,189	593	49.8%
TOTAL REPORTABLE SEGMENTS	$23,955	$2,119	$26,074	$6,160	23.6%
Eliminations / Other	93	(2,119)	(2,026)	(812)
TOTAL IBM CONSOLIDATED	$24,047	$0	$24,047	$5,348	22.2%

* Reclassified to reflect discontinued operations presentation.

**Reclassified to conform with 2015 presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SIX-MONTHS 2015
				Pre-tax
				Income/
				(Loss)
	Revenue			Continuing	Pre-tax
(Dollars in Millions)	External	Internal	Total	Operations	Margin
SEGMENTS
Global Technology Services	$15,953	$399	$16,353	$2,242	13.7%
Y-T-Y change	-10.7%	-18.1%	-10.9%	-22.3%
Global Business Services	8,663	261	8,923	1,253	14.0%
Y-T-Y change	-12.5%	-7.2%	-12.4%	-29.3%
Software	11,028	1,734	12,762	4,208	33.0%
Y-T-Y change	-9.2%	-3.1%	-8.4%	-8.5%
Systems Hardware	3,717	199	3,916	279	7.1%
Y-T-Y change	-27.9%	-44.4%	-29.0%	NM
Global Financing	939	1,290	2,229	1,128	50.6%
Y-T-Y change	-7.5%	-1.0%	-3.8%	-5.1%
TOTAL REPORTABLE SEGMENTS	$40,301	$3,883	$44,184	$9,110	20.6%
Y-T-Y change	-12.5%	-7.9%	-12.2%	-10.6%
Eliminations / Other	102	(3,883)	(3,781)	(1,885)
TOTAL IBM CONSOLIDATED	$40,403	$0	$40,403	$7,225	17.9%
Y-T-Y change	-12.7%		-12.7%	-15.3%

	SIX-MONTHS 2014*
				Pre-tax
				Income
				(Loss)/
	Revenue			Continuing	Pre-tax
(Dollars in Millions)	External	Internal	Total	Operations	Margin
SEGMENTS
Global Technology Services **	$17,859	$488	$18,346	$2,885	15.7%
Global Business Services **	9,902	281	10,183	1,772	17.4%
Software	12,149	1,789	13,939	4,601	33.0%
Systems Hardware *	5,157	358	5,515	(255)	-4.6%
Global Financing	1,016	1,303	2,318	1,188	51.3%
TOTAL REPORTABLE SEGMENTS	$46,083	$4,218	$50,301	$10,191	20.3%
Eliminations / Other	200	(4,218)	(4,018)	(1,660)
TOTAL IBM CONSOLIDATED	$46,283	$0	$46,283	$8,531	18.4%

* Reclassified to reflect discontinued operations presentation.

**Reclassified to conform with 2015 presentation.

NM = Not Meaningful

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	SECOND-QUARTER 2015
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$10,390	$88		$112		$10,590
Gross Profit Margin	49.9%	0.4	Pts	0.5	Pts	50.9%
S,G&A	5,179	(74)		(63)		5,042
R,D&E	1,300	—		(11)		1,289
Other (Income) & Expense	(301)	(5)		—		(306)
Total Expense & Other (Income)	6,165	(80)		(74)		6,012
Pre-tax Income from Continuing Operations	4,224	168		186		4,578
Pre-tax Income Margin from Continuing Operations	20.3%	0.8	Pts	0.9	Pts	22.0%
Provision for Income Taxes***	698	28		61		788
Effective Tax Rate	16.5%	0.0	Pts	0.7	Pts	17.2%
Income from Continuing Operations	3,526	140		124		3,790
Income Margin from Continuing Operations	16.9%	0.7	Pts	0.6	Pts	18.2%
Diluted Earnings Per Share:
Continuing Operations	$3.58	$0.14		$0.12		$3.84

	SECOND-QUARTER 2014****
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$12,044	$105		$45		$12,195
Gross Profit Margin	50.1%	0.4	Pts	0.2	Pts	50.7%
S,G&A	5,593	(98)		(27)		5,468
R,D&E	1,361	—		20		1,381
Other (Income) & Expense	(202)	0		—		(202)
Total Expense & Other (Income)	6,696	(98)		(7)		6,591
Pre-tax Income from Continuing Operations	5,348	203		52		5,603
Pre-tax Income Margin from Continuing Operations	22.2%	0.8	Pts	0.2	Pts	23.3%
Provision for Income Taxes***	1,096	41		10		1,147
Effective Tax Rate	20.5%	0.0	Pts	0.0	Pts	20.5%
Income from Continuing Operations	4,251	163		42		4,456
Income Margin from Continuing Operations	17.7%	0.7	Pts	0.2	Pts	18.5%
Diluted Earnings Per Share:
Continuing Operations	$4.23	$0.16		$0.04		$4.43

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

**** Reclassified to reflect discontinued operations presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	SIX-MONTHS 2015
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$19,842	$179		$233		$20,253
Gross Profit Margin	49.1%	0.4	Pts	0.6	Pts	50.1%
S,G&A	10,541	(154)		(371)		10,017
R,D&E	2,598	—		(24)		2,574
Other (Income) & Expense	(444)	(5)		—		(450)
Total Expense & Other (Income)	12,617	(159)		(395)		12,063
Pre-tax Income from Continuing Operations	7,225	338		627		8,190
Pre-tax Income Margin from Continuing Operations	17.9%	0.8	Pts	1.6	Pts	20.3%
Provision for Income Taxes***	1,283	56		170		1,510
Effective Tax Rate	17.8%	0.0	Pts	0.7	Pts	18.4%
Income from Continuing Operations	5,942	281		457		6,680
Income Margin from Continuing Operations	14.7%	0.7	Pts	1.1	Pts	16.5%
Diluted Earnings Per Share:
Continuing Operations	$6.01	$0.28		$0.46		$6.75

	SIX-MONTHS 2014****
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$22,671	$209		$98		$22,978
Gross Profit Margin	49.0%	0.5	Pts	0.2	Pts	49.6%
S,G&A	11,865	(196)		(114)		11,555
R,D&E	2,763	—		37		2,800
Other (Income) & Expense	(330)	0		—		(330)
Total Expense & Other (Income)	14,140	(196)		(77)		13,868
Pre-tax Income from Continuing Operations	8,531	405		175		9,110
Pre-tax Income Margin from Continuing Operations	18.4%	0.9	Pts	0.4	Pts	19.7%
Provision for Income Taxes***	1,749	81		35		1,865
Effective Tax Rate	20.5%	0.0	Pts	0.0	Pts	20.5%
Income from Continuing Operations	6,782	324		140		7,246
Income Margin from Continuing Operations	14.7%	0.7	Pts	0.3	Pts	15.7%
Diluted Earnings Per Share:
Continuing Operations	$6.62	$0.32		$0.14		$7.08

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

**** Reclassified to reflect discontinued operations presentation.

Contact:	IBM
Ian Colley, 914-434-3043
colley@us.ibm.com

John Bukovinsky, 732-618-3531
jbuko@us.ibm.com

ATTACHMENT II

2Q 2015 Earnings Presentation July 20, 2015

2 Forward Looking Statements and Non-GAAP Information Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made during this presentation speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. In an effort to provide additional and useful information regarding the company’s financial results and other financial information as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, certain non-GAAP information including "operating earnings" and other "operating" financial measures. The rationale for management’s use of this non-GAAP information, the reconciliation of that information to GAAP, and other related information are included in supplemental materials entitled “Non-GAAP Supplemental Materials” that are posted on the Company’s investor relations web site at http://www.ibm.com/investor/events/earnings/2q15.html The Non-GAAP Supplemental Materials are also included as Attachment II to the Company’s Form 8-K dated July 20, 2015.

3 2Q and 1H 2015 Overview 2Q15 Yr/Yr 1H15 Yr/Yr Revenue ($B) $20.8 (1%)* $40.4 0%* Yr/Yr As Reported (13%) (13%) Operating (Non-GAAP) EPS $3.84 (13%) $6.75 (5%) * Revenue growth rate @CC and excluding divested businesses First half revenue roughly flat yr/yr Strategic imperatives up >30% yr/yr Services improving revenue trend, Backlog up yr/yr Systems strength driven by z and Power Systems BRIC countries impact growth Margin expansion reflects shift to higher value Shifting investments to address long-term opportunities in Enterprise IT

4 Key Financial Metrics P&L Ratios (Operating) 2Q15 B/(W) Yr/Yr GP Margin 50.9% 0.2 pts PTI Margin 22.0% (1.3 pts) Tax Rate 17.2% 3.3 pts NI Margin 18.2% (0.3 pts) P&L Highlights 2Q15 Yr/Yr Revenue $20.8 (1%) PTI – Operating $4.6 (18%) NI – Operating $3.8 (15%) EPS – Operating $3.84 (13%) Cash Highlights 2Q15 Last 12 Mos. Free Cash Flow (excl. GF Receivables) $3.4 $13.2 Share Repurchase (Gross) 1.1 4.2 Dividends 1.3 4.5 Cash Balance @ June 30 8.8 Revenue growth rate @CC and excluding System x business $ in Billions, except EPS

Revenue by Geography 2Q15 Yr/Yr Americas $9.8 (2%) Europe/ME/Africa 6.6 1% Asia Pacific 4.3 (1%) IBM $20.8 (1%) Major Markets Flat Growth Markets (5%) BRIC Countries (18%) $ in Billions AP ex. Japan U.S. -3% EMEA Canada/ LA Japan +7% 5 Revenue growth rate @CC and excluding System x business

6 Revenue and Gross Profit Margin by Segment 2Q15 Yr/Yr 2Q15 Yr/Yr Pts Global Technology Services $8.1 1% 36.6% (2.3 pts) Global Business Services 4.3 (3%) 27.4% (2.4 pts) Software 5.8 (3%) 87.8% (1.0 pts) Systems Hardware 2.1 5% 48.2% 8.5 pts Global Financing 0.5 7% 44.7% (10.1 pts) Total Revenue & Op. GP Margin $20.8 (1%) 50.9% 0.2 pts $ in Billions Operating Gross Profit Margin Revenue Revenue growth rates @CC and excluding System x business

7 Expense Summary 2Q15 B/(W) Yr/Yr SG&A – Operating $5.0 8% RD&E – Operating 1.3 7% IP and Development Income (0.1) (33%) Other (Income)/Expense (0.3) 52% Interest Expense 0.1 15% Operating Expense & Other Income $6.0 9% $ in Billions Drivers B/(W) Yr/Yr Currency 11 pts System x Divestiture 2 pts Workforce Rebalancing (3 pts) Divestiture Gains (1 pts) Operating Expense & Other Income 9%

8 2Q15 Yr/Yr Revenue (External) $8.1 1% Gross Margin (External) 36.6% (2.3 pts) PTI Margin 15.1% (2.9 pts) Services Segments Global Technology Services (GTS) Global Business Services (GBS) 2Q15 Revenue (% of Total Services) $ in Billions 2Q15 Yr/Yr Revenue (External) $4.3 (3%) Gross Margin (External) 27.4% (2.4 pts) PTI Margin 14.7% (5.3 pts) $ in Billions GTS 2Q15 Revenue Yr/Yr GTS Outsourcing 1% Integrated Technology Services 1% Maintenance 2% GBS 2Q15 Revenue GBS Outsourcing Flat Consulting & Systems Integration (4%) 2Q15 Backlog $122B 1% GTS Outsourcing 35% GBS C&SI 25% Maint. 13% ITS 17% GBS Outsourcing 10% Revenue growth rates @CC and excluding System x business; Backlog @CC

9 Software Segment 2Q15 Yr/Yr Revenue (External) $5.8 (3%) Gross Margin (External) 87.8% (1.0 pts) PTI Margin 34.4% (2.1 pts) 2Q15 Revenue Yr/Yr WebSphere 5% Information Management Flat Tivoli (1%) Workforce Solutions (3%) Rational (2%) Key Branded Middleware Flat Total Middleware (2%) Total Software (3%) 2Q15 Revenue (% of Total Software) Key Branded Middleware 69% Operating Systems 8% Other Middleware 16% Other 7% $ in Billions Revenue growth rates @CC

10 Systems Hardware Segment 2Q15 Yr/Yr Revenue (External) $2.1 5% Gross Margin (External) 48.2% 8.5 pts PTI Margin 11.8% 5.5 pts $ in Billions 2Q15 Revenue (% of Total Sys Hardware) 2Q15 Revenue Yr/Yr z Systems 15% Power Systems 5% Storage (4%) Total Systems Hardware 5% Other Servers 67% Storage 30% Revenue growth rates @CC and excluding System x business

11 Cash Flow Summary $ in Billions 2Q15 B/(W) Yr/Yr YTD 2Q15 B/(W) Yr/Yr Net Cash from Operations $3.9 $0.3 $7.5 $0.6 Less: Global Financing Receivables (0.4) (0.1) 1.2 (0.3) Net Cash from Operations (excluding GF Receivables) 4.3 0.4 6.3 0.9 Net Capital Expenditures (0.9) 0.0 (1.8) 0.0 Free Cash Flow (excluding GF Receivables) 3.4 0.4 4.5 0.8 Acquisitions (0.6) (0.2) (0.7) (0.1) Divestitures 0.1 0.0 0.1 (0.3) Dividends (1.3) (0.2) (2.4) (0.3) Share Repurchases (Gross) (1.1) 2.5 (2.3) 9.5 Non-GF Debt 0.0 (1.4) 0.4 (4.6) Other (includes GF A/R & GF Debt) (0.5) (1.3) 0.7 (3.4) Change in Cash & Marketable Securities $0.0 ($0.1) $0.3 $1.6

12 Jun. 14 Dec. 14 Jun.15 Cash & Marketable Securities $9.7 $8.5 $8.8 Non-GF Assets* 77.3 71.7 70.7 Global Financing Assets 37.3 37.3 33.3 Total Assets 124.3 117.5 112.7 Other Liabilities 60.3 64.7 60.2 Non-GF Debt* 17.1 11.7 12.6 Global Financing Debt 29.4 29.1 26.1 Total Debt 46.5 40.8 38.7 Total Liabilities 106.8 105.5 98.9 Equity 17.5 12.0 13.8 Non-GF Debt / Capital 56% 59% 55% Global Financing Leverage 7.1 7.2 7.0 Balance Sheet Summary $ in Billions * Includes eliminations of inter-company activity

13 Summary Strategic imperatives up >30% yr/yr in second quarter and first half Core portfolio declining in declining market Margin improvements driven by shift to higher value Continuing high level of investment and shareholder returns Full year 2015 expectations Continue to expect Operating EPS of $15.75 to $16.50 Now expect modest yr/yr increase in Free Cash Flow Transforming to address long-term value in Enterprise IT Revenue growth rates @CC and excluding System x business

14

15 Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems Hardware, Software Global Financing Portfolio Cash Flow (FAS 95) Non-GAAP Supplemental Materials Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items, Constant Currency Cash Flow, Debt-to-Capital Ratio, Customer Care Outsourcing and System x Business Divestiture Reconciliation of Operating Earnings Per Share GAAP to Operating (Non-GAAP) Bridge – 2Q 2015 GAAP to Operating (Non-GAAP) Bridge – 2Q 2014 GAAP to Operating (Non-GAAP) Bridge – 2Q YTD 2015 GAAP to Operating (Non-GAAP) Bridge – 2Q YTD 2014 GAAP to Operating (Non-GAAP) Bridge – 2Q 2015 and 2Q 2014 Reconciliation of Free Cash Flow (excluding GF Receivables) – 12 months ended 6/30/15 Reconciliation of Debt-to-Capital Ratio Reconciliation of Revenue Growth Reconciliation of Revenue Growth Reconciliation of Revenue Growth Reconciliation of Revenue Growth Reconciliation of Revenue Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding Supplemental Materials

16 Currency – Year/Year Comparison 1Q15 Yr/Yr 2Q15 Yr/Yr 7/17 Spot 3Q15 4Q15 FY15 Euro 0.89 (22%) 0.90 (24%) 0.92 (22%) (15%) (21%) Pound 0.66 (9%) 0.65 (10%) 0.64 (7%) (1%) (7%) Yen 119 (16%) 121 (19%) 124 (19%) (8%) (15%) IBM Revenue Impact (8 pts) (9 pts) (8-9 pts) (5-6 pts) (7-8 pts) Prior View (April 2015) (9 pts) (8 pts) (5 pts) ~(7 pts) (US$B) Yr/Yr $20.8 (13%) (2.1) (9 pts) (5%) Yr/Yr @ 7/17 Spot Quarterly Averages per US $ Revenue As Reported Currency Impact Revenue @CC Supplemental Materials

17 Supplemental Segment Information – 2Q 2015 $ in Billions Backlog 2Q15 Yr/Yr Total Backlog $122 1% Change in Backlog due to Currency Quarter-to-Quarter $2 Year-to-Year ($16) Outsourcing Backlog $77 4% Signings 2Q15 Yr/Yr Outsourcing - GTS O/S, GBS O/S $6.2 46% Transactional - ITS, Consulting & AMS SI (incl. US Federal) 5.4 (5%) Total Signings $11.6 17% Revenue Growth Yr/Yr GTS Outsourcing 1% Integrated Tech Services 1% Maintenance 2% Total GTS 1% GBS Outsourcing Flat GBS C&SI (4%) Total GBS (3%) Total Outsourcing Flat Total Transactional (2%) Maintenance 2% Global Services Revenue Global Services Backlog / Signings Supplemental Materials Actual backlog calculated using June 30 currency spot rates All growth rates @CC and excluding System x business

18 Supplemental Segment Information – 2Q 2015 Revenue Growth Yr/Yr GP% z Systems 15% Power Systems 5% Storage (4%) Total Systems Hardware 5% Supplemental Materials Systems Hardware Software Revenue Growth Yr/Yr WebSphere 5% Information Management Flat Tivoli (1%) Workforce Solutions (3%) Rational (2%) Key Branded Middleware Flat Other Middleware (12%) Total Middleware (2%) Operating Systems (9%) Other Software/Services (4%) Total Software (3%) Revenue growth rates @CC and excluding System x business

2Q15 1Q15 2Q14 Identified Loss Rate 2.1% 1.9% 1.1% Anticipated Loss Rate 0.3% 0.4% 0.4% Reserve Coverage 2.4% 2.3% 1.5% Client Days Delinquent Outstanding 3.8 4.2 3.8 Commercial A/R > 30 days $45M $93M $30M 19 19 19 Global Financing Portfolio 2Q15 – $26.7B Net External Receivables Non-Investment Grade 43% Investment Grade 57% Supplemental Materials 22% 35% 21% 12% 8% 2% 0% 10% 20% 30% 40% Aaa to A3 Baa1 to Baa3 Ba1 to Ba2 Ba3 to B1 B2 to B3 Caa1 to D

QTD 2Q15 QTD 2Q14 YTD 2Q15 YTD 2Q14 Net Income from Operations $3.4 $4.1 $5.8 $6.5 Depreciation / Amortization of Intangibles 1.0 1.2 1.9 2.3 Stock-based Compensation 0.1 0.1 0.3 0.3 Working Capital / Other (0.3) (1.6) (1.7) (3.7) Global Financing A/R (0.4) (0.3) 1.2 1.5 Net Cash provided by Operating Activities 3.9 3.6 7.5 6.9 Capital Expenditures, net of payments & proceeds (0.9) (0.9) (1.8) (1.8) Divestitures, net of cash transferred 0.1 0.0 0.1 0.4 Acquisitions, net of cash acquired (0.6) (0.3) (0.7) (0.6) Marketable Securities / Other Investments, net (0.5) 0.2 1.1 1.0 Net Cash used in Investing Activities (1.9) (1.0) (1.4) (1.0) Debt, net of payments & proceeds (0.2) 2.4 (1.5) 6.6 Dividends (1.3) (1.1) (2.4) (2.1) Common Stock Repurchases (1.1) (3.7) (2.3) (11.8) Common Stock Transactions - Other 0.1 0.1 0.2 0.4 Net Cash used in Financing Activities (2.6) (2.3) (6.0) (6.9) Effect of Exchange Rate changes on Cash (0.2) 0.0 (0.2) 0.0 Net Change in Cash & Cash Equivalents ($0.4) $0.3 ($0.1) ($1.0) 20 Cash Flow (FAS 95) $ in Billions Supplemental Materials

21 21 Non-GAAP Supplemental Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items Management presents certain financial measures from continuing operations excluding the effects of certain acquisition-related charges, non-operating retirement-related costs and any related tax impacts. Management uses the term "operating" to describe this view of the company's financial results and other financial information. For acquisitions, these measures exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable restructuring and related expenses, and tax charges related to acquisition integration. For retirement-related costs, the company has characterized certain items as operating and others as non-operating. The company includes service cost, amortization of prior service cost and the cost of defined contribution plans in its operating results. Non-operating retirement-related costs include interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements, multi-employer plan costs, pension insolvency costs, and other costs. Non-operating costs primarily relate to changes in pension plan assets and liabilities which are tied to market performance, and management considers these costs to be outside the operational performance of the business. Management’s calculation of these operating measures, as presented, may differ from similarly titled measures reported by other companies. Overall, management believes that providing investors with an operating view as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans, improves visibility to management decisions and their impacts on operational performance, enables better comparison to peer companies, and allows the company to provide a long term strategic view of the business going forward. For its earnings per share guidance, the company is utilizing an operating view to establish its objectives and track its progress. The company’s segment financial results and performance reflect operating earnings, consistent with the company’s management and measurement system. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Supplemental Materials

Non-GAAP Supplemental Materials Cash Flow Management uses a free cash flow measure to evaluate the company’s operating results, plan share repurchase levels, evaluate strategic investments and assess the company’s ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines free cash flow as net cash from operating activities less the change in Global Financing receivables and net capital expenditures, including the investment in software. A key objective of the Global Financing business is to generate strong returns on equity, and increasing receivables is the basis for growth. Accordingly, management considers Global Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management includes presentations of both free cash flow and cash flow from operations that exclude the effect of Global Financing receivables. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations. Customer Care Outsourcing and System x Business Divestiture With respect to the sale of IBM's worldwide customer care outsourcing services business to SYNNEX, the initial closing date was January 31, 2014. With respect to the sale of IBM’s x86 server business to Lenovo, the initial closing date was October 1, 2014. Management believes that presenting financial information without either or both of these items is more representative of operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful to investors. Supplemental Materials 22

23 Non-GAAP Supplemental Materials Reconciliation of Operating Earnings Per Share IBM Operating EPS (Non-GAAP) Acquisition-Related Charges * Non-Operating Retirement-Related Items IBM GAAP EPS Adjustments 2015 Expectations $15.75 - $16.50 $14.25 - $15.00 $0.70 $0.80 The above serves to reconcile the Non-GAAP financial information contained in Full Year Expectations and “Summary” discussions in the company’s earnings presentation. See Slide 21 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials * Includes acquisitions through June 30, 2015 23

24 24 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 2Q 2015 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $10,390 $88 $112 $10,590 SG&A 5,179 (74) (63) 5,042 RD&E 1,300 - (11) 1,289 Other Income & Expense (301) (5) - (306) Total Operating Expense & Other Income 6,165 (80) (74) 6,012 Pre-Tax Income from Continuing Operations 4,224 168 186 4,578 Tax *** 698 28 61 788 Net Income from Continuing Operations 3,526 140 124 3,790 Diluted Earnings Per Share from Continuing Operations $3.58 $0.14 $0.12 $3.84 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “2Q and 1H 2015 Overview”, “Key Financial Metrics ” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 21 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

25 25 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 2Q 2014 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $12,044 $105 $45 $12,195 SG&A 5,593 (98) (27) 5,468 RD&E 1,361 - 20 1,381 Other Income & Expense (202) 0 - (202) Total Operating Expense & Other Income 6,696 (98) (7) 6,591 Pre-Tax Income from Continuing Operations 5,348 203 52 5,603 Tax *** 1,096 41 10 1,147 Net Income from Continuing Operations 4,251 163 42 4,456 Diluted Earnings Per Share from Continuing Operations $4.23 $0.16 $0.04 $4.43 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges. ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance. ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “2Q and 1H 2015 Overview”, “Key Financial Metrics” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 21 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

26 26 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 2Q YTD 2015 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $19,842 $179 $233 $20,253 SG&A 10,541 (154) (371) 10,017 RD&E 2,598 - (24) 2,574 Other Income & Expense (444) (5) - (450) Total Operating Expense & Other Income 12,617 (159) (395) 12,063 Pre-Tax Income from Continuing Operations 7,225 338 627 8,190 Tax *** 1,283 56 170 1,510 Net Income from Continuing Operations 5,942 281 457 6,680 Diluted Earnings Per Share from Continuing Operations $6.01 $0.28 $0.46 $6.75 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “2Q and 1H 2015 Overview” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 21 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

27 27 Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 2Q YTD 2014 $ in Millions, except EPS GAAP Acquisition-related Adjustments* Retirement-related Adjustments** Operating (Non-GAAP) Gross Profit $22,671 $209 $98 $22,978 SG&A 11,865 (196) (114) 11,555 RD&E 2,763 - 37 2,800 Other Income & Expense (330) 0 - (330) Total Operating Expense & Other Income 14,140 (196) (77) 13,868 Pre-Tax Income from Continuing Operations 8,531 405 175 9,110 Tax *** 1,749 81 35 1,865 Net Income from Continuing Operations 6,782 324 140 7,246 Diluted Earnings Per Share from Continuing Operations $6.62 $0.32 $0.14 $7.08 * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “2Q and 1H 2015 Overview” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 21 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

28 28 2Q 2015 GAAP Acquisition- related Adjustments* Retirement-related Adjustments ** Operating (Non-GAAP) Gross Profit Margin from Continuing Operations 49.9% 0.4 pts 0.5 pts 50.9% PTI Margin from Continuing Operations 20.3% 0.8 pts 0.9 pts 22.0% Tax Rate *** 16.5% 0.0 pts 0.7 pts 17.2% Net Income Margin from Continuing Operations 16.9% 0.7 pts 0.6 pts 18.2% 2Q 2014 Gross Profit Margin from Continuing Operations 50.1% 0.4 pts 0.2 pts 50.7% PTI Margin from Continuing Operations 22.2% 0.8 pts 0.2 pts 23.3% Tax Rate *** 20.5% 0.0 pts 0.0 pts 20.5% Net Income Margin from Continuing Operations 17.7% 0.7 pts 0.2 pts 18.5% * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the ”Key Financial Metrics” and “Revenue and Gross Profit Margin by Segment” discussions in the company’s earnings presentation. See Slide 21 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 2Q 2015 and 2Q 2014 Supplemental Materials

29 Non-GAAP Supplemental Materials 12 months ended 6/30/15 Net Cash from Operations $17.5 Less: Global Financing Receivables 0.4 Net Cash from Operations (excluding GF Receivables) 17.0 Net Capital Expenditures (3.8) Free Cash Flow (excluding GF Receivables) $13.2 $ in Billions Reconciliation of Free Cash Flow (excluding GF Receivables) The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics” discussions in the company’s earnings presentation. See Slide 22 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials 29

30 30 Reconciliation of Debt-to-Capital Ratio June 2015 Dec. 2014 June 2014 Non-Global Financing Debt / Capital IBM Consolidated Debt / Capital 55% 74% 59% 77% 56% 73% The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet Summary” discussions in the company’s earnings presentation. See Slide 22 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials Supplemental Materials

31 GAAP @CC @CC excl. Divested Businesses GAAP @CC @CC excl. Divested Businesses IBM excluding BRIC countries (11%) (2%) 1% Growth Markets excluding BRIC countries (11%) (2%) 5% (13%) (6%) 1% 2Q15 Yr/Yr 1Q15 Yr/Yr GAAP @CC Security 3% 10% 2Q YTD 2015 Yr/Yr Non-GAAP Supplemental Materials Reconciliation of Revenue Growth The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” and “2Q and 1H 2015 Overview” discussions in the company’s earnings presentation. See Slides 21-22 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

32 32 Non-GAAP Supplemental Materials Americas U.S. Europe/ME/A Asia Pacific Japan Major Markets Growth Markets BRIC Countries Brazil China GAAP (8%) (5%) (17%) (19%) (13%) (11%) (21%) (35%) (37%) (40%) @CC (5%) (5%) (2%) (8%) 4% (2%) (13%) (28%) (17%) (40%) @CC excl. Divested Businesses (2%) (3%) 1% (1%) 7% Flat (5%) (18%) (16%) (25%) Reconciliation of Revenue Growth 2Q15 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography” discussions in the company’s earnings presentation. See Slides 21-22 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

33 33 Non-GAAP Supplemental Materials GTS Outsourcing Integrated Technology Services GBS Outsourcing Consulting & Systems Integration Total Outsourcing Total Transactional Global Technology Services (GTS) Maintenance Global Technology Services (GTS) GAAP (11%) (8%) (9%) (13%) (11%) (11%) GAAP (10%) (11%) GAAP (11%) @CC 1% 1% Flat (4%) Flat (2%) @CC Flat (1%) @CC (2%) @CC excl. Divested Businesses 1% 2% @CC excl. Divested Businesses (1%) Reconciliation of Revenue Growth 2Q15 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue and Gross Profit Margin by Segment”, “Services Segment” and “Supplemental Segment Information-2Q 2015” discussions in the company’s earnings presentation. See Slides 21-22 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials 1Q15 Yr/Yr 2Q15 Yr/Yr

34 34 Non-GAAP Supplemental Materials WebSphere Information Management Tivoli Workforce Solutions Rational Total Middleware Other Middleware Other Software/Services GAAP (2%) (8%) (8%) (12%) (9%) (9%) (19%) (11%) @CC 5% Flat (1%) (3%) (2%) (2%) (12%) (4%) Reconciliation of Revenue Growth 2Q15 Yr/Yr Supplemental Materials 2Q15 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue and Gross Profit Margin by Segment”, “Software Segment”, “Systems Hardware Segment” and “Supplemental Segment Information-2Q 2015” discussions in the company’s earnings presentation. See Slides 21-22 of this presentation for additional information on the use of these Non-GAAP financial measures. Systems Hardware Segment GAAP (32%) @CC (28%) @CC excl. Divested Businesses 5%

35 GAAP Excl. Divested Business Cloud $8.8 $8.7 Non-GAAP Supplemental Materials Reconciliation of Revenue Trailing 12 months as of June 30, 2015 The above serves to reconcile the Non-GAAP financial information contained in the “2Q and 1H2015 Overview” discussions in the company’s earnings presentation. See Slides 21-22 of this presentation for additional information on the use of these Non-GAAP financial measures. $ in Billions Supplemental Materials

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